UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indentures

On March 4 2005, Rural/Metro Corporation (the “Company”) entered into an indenture (the “Discount Notes Indenture”) with Wells Fargo Bank, N.A., as trustee, relating to the issuance by the Company of $93,500,000 aggregate principal amount at maturity of its 12-3/4% Senior Discount Notes due 2016. Also on March 4, 2005, Rural/Metro Operating Company, LLC (“Rural/Metro LLC”), a newly formed wholly owned subsidiary of the Company, and Rural/Metro (Delaware) Inc. (together with Rural/Metro LLC, the “Senior Subordinated Notes Issuers”), also a newly formed company, and a wholly owned subsidiary of Rural/Metro LLC, and the Company and certain subsidiaries of Rural/Metro LLC (the “Guarantors”) entered into an indenture (the “Subordinated Notes Indenture”) with Wells Fargo Bank, N.A., as trustee, relating to the issuance by the Subordinated Notes Issuers of $125,000,000 aggregate principal amount of their 9-7/8% Senior Subordinated Notes due 2015. The Company may withdraw its guarantee of the senior subordinated notes at any time at its sole discretion.

The senior subordinated notes and the senior discount notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The senior subordinated notes will mature on March 15, 2015. Interest on the senior subordinated notes is payable on March 15 and September 15 of each year, beginning on September 15, 2005. The Senior Subordinated Notes Issuers may redeem some of or all the senior subordinated notes at any time on or after March 15, 2010 at redemption prices of 104.938%, 103.292% and 101.646% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2010, 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2013, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 15, 2008, the Senior Subordinated Notes Issuers may redeem up to 35% of the senior subordinated notes with the proceeds from certain equity offerings at a redemption price of 109.875% of the principal amount of the senior subordinated notes to be redeemed. If the Senior Subordinated Notes Issuers experience a change of control, they may be required to offer to purchase the senior subordinated notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The senior subordinated notes are unsecured senior subordinated obligations of the Senior Subordinated Notes Issuers and the Guarantors and will be subordinated to all their existing and future senior indebtedness, including the new senior secured credit facility (described below). Each of Rural/Metro LLC’s direct and indirect subsidiaries that have guaranteed obligations under the new senior secured credit facility, other than Rural/Metro (Delaware) Inc., have guaranteed the senior subordinated notes. These guarantees are unsecured and will be subordinated to all existing and future senior obligations of the Guarantors, including their guarantees of the new senior secured credit facility.

The senior discount notes will mature on March 15, 2016. No cash interest will accrue on the notes prior to March 15, 2010. Thereafter, interest on the senior discount notes is payable in cash on March 15 and September 15 of each year, beginning on September 15, 2010. The senior discount notes had an initial accreted value of $536.99 per $1,000 principal amount at maturity. The accreted value of each senior discount note will increase from the date of issuance until March 15, 2010 at a rate of 12-3/4% per annum compounded semiannually such that the accreted value will equal the principal amount at maturity of each senior discount note on that date. The Company may redeem some of or all the senior discount notes at any time on or after March 15, 2010 at redemption prices of 106.375%, 104.250% and 102.125% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2010, 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2013, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 15, 2008, the Company may redeem up to 35% of the senior discount notes with the proceeds from certain equity offerings at a redemption price of 112.75% of the principal amount of the senior discount notes to be redeemed. If the Company experiences a change of control, it may be required to offer to purchase the senior discount notes at a purchase price equal to 101% of their accreted value plus accrued and unpaid interest.

The senior discount notes are the Company’s unsecured senior obligations and will rank equally in right of payment with all its existing and future unsecured senior obligations and senior to its subordinated indebtedness. The senior discount notes will be effectively subordinated to the Company’s existing and future secured indebtedness, including its guarantee of the new senior secured credit facility, to the extent of the assets securing that indebtedness. The senior discount notes are not guaranteed by any of the Company’s subsidiaries and will be structurally subordinated to all obligations of the Company’s subsidiaries, including the senior subordinated notes, the new senior secured credit facility and the guarantees of the other guarantors of the senior subordinated notes and the new senior secured credit facility.

The Senior Subordinated Notes Indenture and the Senior Discount Notes Indenture (the “Indentures”) include covenants that limit the ability of the Company, the Senior Subordinated Notes Issuers and their restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company and the Senior Discount Notes Issuers; use assets as security in other transactions; and sell certain assets or merge with or into other companies. The restricted covenants are subject to a number of important exceptions and qualifications set forth in the Indentures.

The Indentures provide for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indentures (other than certain bankruptcy events of default) will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding senior subordinated notes or senior discount notes as the case may be, to accelerate those notes. Certain bankruptcy events of default will automatically cause the acceleration of, the amounts due under the senior subordinated notes or senior discount notes.

The Company used the proceeds from the offerings of the senior subordinated notes and senior discount notes and borrowings under the new senior secured credit facility, together with cash on hand, to finance the tender offer for and consent solicitation relating to the Company’s 7-7/8% $150,000,000 Senior Notes due 2008 (the “Old Notes”), to redeem the Old Notes not acquired in the tender offer, to repay amounts outstanding under the Company’s existing senior credit facility and to pay certain fees and expenses related to the refinancing transactions. The cash tender offer and consent solicitation with respect to the Old Notes expired at 11:59 p.m., New York City time, on March 3, 2005 (the “Expiration Time”). As of the Expiration Time, the Company had accepted tenders of notes from holders of approximately 92% of the Old Notes outstanding pursuant to the Offer to Purchase and Consent Solicitation Statement dated February 3, 2005 and the related Consent and Letter of Transmittal.

The foregoing description of the senior subordinated notes and the senior discount notes and the Indentures is qualified in its entirety by reference to the Indentures (including the form of senior subordinated notes and the senior discount notes attached thereto), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Report.

Registration Rights Agreements

In connection with the issuance of the senior subordinated notes, the Senior Subordinated Notes Issuers, the Guarantors and the initial purchasers of the senior subordinated notes entered into a registration rights agreement dated March 4, 2005 (the “Senior Subordinated Notes Registration Rights Agreement”). Under the Senior Subordinated Notes Registration Rights Agreement, the Senior Subordinated Notes Issuers and the Guarantors agree, among other things, to use their reasonable best efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer (the “Senior Subordinated Notes Exchange Offer”) to exchange the senior subordinated notes for notes of the senior subordinated notes Issuers substantially identical in all material respects to the senior subordinated notes. Under certain circumstances, in lieu of a registered exchange offer, the Senior Subordinated Notes Issuers and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the senior subordinated notes. In the event that the Senior Subordinated Notes Exchange Offer is not filed within 240 days or consummated within 300 days of the original issue date of the senior subordinated notes, the annual interest rate borne by the Senior

Subordinated Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

In connection with the issuance of the senior discount notes, the Company and the initial purchasers of the senior discount notes entered into a registration rights agreement dated March 4, 2005 (the “Senior Discount Notes Registration Rights Agreement”). Under the Senior Discount Notes Registration Rights Agreement, the Company agrees, among other things, to use its reasonable best efforts to file and cause to become effective an exchange offer registration statement with the SEC with respect to a registered offer (the “Senior Discount Notes Exchange Offer”) to exchange the senior discount notes for notes of the Company substantially identical in all material respects to the senior discount notes. Under certain circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with the SEC with respect to the resale of the Senior Discount Notes. In the event that the Senior Discount Notes Exchange Offer is not filed within 240 days or consummated within 300 days of the original issue date of the Senior Discount Notes, the annual interest rate borne by the senior discount notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

The foregoing descriptions of the Senior Subordinated Notes Registration Rights Agreement and the Senior Discount Notes Registration Rights Agreement are qualified in their entirety by reference to the Senior Subordinated Notes Registration Rights Agreement and the Senior Discount Notes Registration Rights Agreement, copies of which are filed as Exhibit 4.3 and Exhibit 4.4 to this Report.

Credit Agreement

On March 4, 2005, Rural/Metro LLC entered into a credit agreement, dated as of March 4, 2005 (the “Credit Agreement”), with the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Lead Bookrunners. The Credit Agreement provides for a $135 million term loan B facility maturing in 2011, a $35 million prefunded letter of credit facility maturing in 2011 and a $20 million revolving credit facility maturing in 2010.

Indebtedness under the Credit Agreement is guaranteed by the Company and each of Rural/Metro LLC’s current and future direct and indirect domestic subsidiaries (the “Guarantors”) and is secured by a lien on substantially all Rural/Metro LLC’s and the Guarantors’ current and future property, including all equity interests in Rural/Metro LLC and its current subsidiaries and 65% of the equity interests in any future foreign subsidiaries.

The Term Loan B facility and each advance under the revolving credit facility will bear interest at variable rates based on LIBOR plus 2.50%, in the case of the Term Loan B facility, and LIBOR plus 3.25% in the case of revolving loans. The Term Loan B facility will amortize at a rate of 1% per year with the balance due at maturity. The Credit Agreement allows Rural/Metro LLC to prepay loans at its option at any time without premium or penalty except breakage costs.

Rural/Metro LLC will be required to pay a fee equal to 0.50% per annum of the undrawn commitments under the revolving facility.

The revolving credit facility provides that up to $10.0 million of letters of credit may be issued thereunder. The separate prefunded letter of credit facility (the “L/C Facility”) is available to support and/or replace existing and future bonding and insurance deductible arrangements of Rural/Metro LLC and the Guarantors. Each of the lenders under the L/C Facility (the “L/C Lenders”) deposited cash in an amount equal to their commitments under the L/C Facility (the “Credit-Linked Deposits”) in an account held by the Agent Bank under its exclusive dominion and control (the “Credit-Linked Account”). Neither Rural/Metro LLC nor any of its subsidiaries has the right, title or interest in or to the Credit-Linked Account and no L/C Lender has the right to withdraw any funds in the Credit-Linked Account. If the issuing lender under the L/C Facility makes a payment under any letter of credit that is not reimbursed by Rural/Metro LLC within one business day, the Agent Bank will reimburse such lender for such payment with funds from the Credit-Linked Deposits. The Agent Bank will invest the Credit-Linked Deposits so that they will earn a return (the “Return on Deposits”) per annum equal to (i) LIBOR minus (ii) a fee (which shall initially be 15 basis points and shall thereafter be subject to adjustment by the Agent Bank based on market conditions, herein referred to as the “Cost Amount”). The Agent will pay the Return on Deposits to the L/C Lenders monthly in arrears and upon any termination or reduction of the L/C Facility. Rural/Metro LLC will pay the L/C Lenders a participation fee equal to 2.50% per annum of the aggregate amount of the L/C Facility plus the Cost Amount. Rural/Metro LLC will also be permitted to seek commitments for an additional $10.0 million of capacity under the letter of credit facility.

The Credit Agreement requires Rural/Metro LLC and its subsidiaries to meet certain financial tests, including a minimum interest coverage ratio, a maximum total leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also contains covenants which among other things limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, mergers, prepayments of other indebtedness, liens and encumbrances, capital expenditures, business activities limitations on the Company, as a holding company, and other matters customarily restricted in such agreements.

The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, the occurrence of a change in control and judgment defaults.

On March 4, 2005, Rural/Metro LLC borrowed $135.0 million under the Term Loan B Facility. As described under “Indentures” above, the Company used such initial borrowings and the proceeds from the sale of the senior subordinated notes and the senior discount notes and available cash to fund the payment of consideration and certain costs relating to the Company’s cash tender offer and consent solicitation with respect to its outstanding Old Notes and to repay amounts outstanding under its previous revolving credit facility (the Amended and Restated Credit Agreement dated as of March 16, 1998, as amended or modified from time to time, by and among the Company as borrower, certain of its subsidiaries as Guarantors, the lenders referred to therein, and First Union National Bank, as agent and as lender).

The foregoing descriptions of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report with respect to the previous revolving credit facility and Old Notes is incorporated by reference into this Item 1.02

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Description

4.1   Indenture, dated as of March 4, 2005, between Rural/Metro Corporation, as issuer, and Wells Fargo Bank, National Association as trustee (including form of notes).

4.2   Indenture, dated as of March 4, 2005, among Rural/Metro Operating Company, LLC and Rural/Metro (Delaware) Inc., as issuers, Rural/Metro Corporation, as guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including form of notes).

4.3   Registration Rights Agreement, dated as of March 4, 2005, among Rural/Metro Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

4.4   Registration Rights Agreement, dated as of March 4, 2005, among Rural/Metro Corporation, Rural/Metro Operating Company, LLC, Rural/Metro (Delaware) Inc., the

guarantors named therein and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

10.1  Credit Agreement, dated as of March 4, 2005, with the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Lead Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 10, 2005	By:	/s/ Michael S. Zarriello
Michael S. Zarriello Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No. Description

4.1	Indenture, dated as of March 4, 2005, between Rural/Metro Corporation, as issuer, and Wells Fargo Bank, National Association as trustee (including form of notes).

4.2	Indenture, dated as of March 4, 2005, among Rural/Metro Operating Company, LLC and Rural/Metro (Delaware) Inc., as issuers, Rural/Metro Corporation, as guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including form of notes).

4.3	Registration Rights Agreement, dated as of March 4, 2005, among Rural/Metro Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

4.4	Registration Rights Agreement, dated as of March 4, 2005, among Rural/Metro Corporation, Rural/Metro Operating Company, LLC, Rural/Metro (Delaware) Inc., the guarantors named therein and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

10.1	Credit Agreement, dated as of March 4, 2005, with the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Lead Bookrunners.

10